Exhibit 23.3

Board of Directors

The Bank of Leipsic Company

We consent to the use of our report included in this Registration Statement on Form S-4 of United Bancshares, Inc. and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ Clifton Gunderson LTD.

Toledo, Ohio

September 1, 1999